                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             WHITTAKER CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              [LOGO OF WHITTAKER]

  Whittaker Corporation . 1955 N. Surveyor Avenue . Simi Valley . California
                                     93063

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 4, 1997

  The Annual Meeting of Stockholders of Whittaker Corporation will be held at the Radisson Simi Valley Hotel, 999 Enchanted Way, Simi Valley, California on Friday, April 4, 1997 at 10:00 A.M., for the following purposes:

    1) To elect (a) Jack L. Hancock and Edward R. Muller as directors to serve for a term of three years and (b) Malcolm T. Stamper as a director to serve for a term of two years;

    2) To consider and act upon a proposal to ratify amendments to the 1992 Stock Option Plan for Non-Employee Directors modifying the method of issuing stock options in accordance with a formula based upon a market valuation of Common Stock and increasing the number of shares of Common Stock that may be issued thereunder from 50,000 shares to 150,000 shares in lieu of cash payments upon retirement.

    3) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending October 31, 1997; and

    4) To consider and act upon such other business as properly may come before the meeting.

  The Board of Directors has fixed the close of business on February 7, 1997 as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, said meeting.

  All stockholders are cordially invited to attend the meeting in person. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                        By Order of the Board of Directors


                                        /s/ Lynne M. O. Brickner
                                        ----------------------------------
                                                     Secretary

Simi Valley, California
February 24, 1997

                              [LOGO OF WHITTAKER]

  Whittaker Corporation . 1955 N. Surveyor Avenue . Simi Valley . California
                                     93063

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 4, 1997

                      SOLICITATION OF PROXIES AND VOTING

  The accompanying proxy is solicited on behalf of the Board of Directors of Whittaker Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on April 4, 1997, and at any and all adjournments thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company's stockholders on or about February 24, 1997.

  All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  Provided that a quorum is present, the affirmative vote of not less than a majority of the total voting power of the Company's Common Stock, present in person or by proxy at the meeting and entitled to vote on the subject matter, is required for approval of each of the matters submitted for stockholder approval in the accompanying proxy.

  Votes cast in person or by proxy at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

  In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. The Company has also engaged Georgeson & Company Inc. to assist in the solicitation of proxies. This firm will be paid a fee of $4,500 and will be reimbursed for expenses incurred in connection with such engagement. The cost of solicitation of proxies will be borne by the Company.

February 24, 1997

                EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Stockholders of record at the close of business on February 7, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting of Stockholders to be held on April 4, 1997. As of the Record Date, there were outstanding 11,149,473 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters expected to be presented at the Annual Meeting of Stockholders. Cumulative voting will not be in effect.

  Based on information available to it, the Company believes that the following persons held beneficial ownership of more than 5% of the outstanding shares of Common Stock as of the Record Date:

                                            AMOUNT AND
                                              NATURE      PERCENT OF
        NAME AND ADDRESS                   OF OWNERSHIP     CLASS
        ----------------                   ------------   ----------
        Raytheon Company                    1,974,333(1)    17.71%
        141 Spring Street
        Lexington, MA 02173
        Pioneering Management Corporation   1,102,000(2)     9.88%
        60 State Street
        Boston, MA 02114
        Dimensional Fund Advisors Inc.        691,500(3)     6.20%
        1299 Ocean Avenue
        11th Floor
        Santa Monica, CA 90401

--------
(1) The holder discloses that it holds sole voting power and sole dispositive power as to the shares reported.

(2) The holder discloses that it holds sole voting power as to the shares reported, sole dispositive power as to 25,000 shares, and shared dispositive power as to 1,077,000 shares.

(3) The holder discloses that it and its officers have sole voting power and sole dispositive power as to the shares reported. The holder has advised the Company that it disclaims beneficial ownership of such shares.

  The following table sets forth, as of the Record Date except where another date is indicated below, certain information with respect to the beneficial ownership of the Company's equity securities for each of the Company's directors, executive officers, and directors and executive officers as a group.

                                                 AMOUNT AND NATURE      PERCENT
                          NAME OF BENEFICIAL       OF BENEFICIAL           OF
    TITLE OF CLASS               OWNER               OWNERSHIP          CLASS(1)
    --------------      ----------------------- -------------------     --------
COMMON STOCK            DIRECTORS
                        Joseph F. Alibrandi                 539,383(2)    4.83%
                        George H. Benter, Jr.                 9,000(3)     (4)
                        George Deukmejian                       --         --
                        Jack L. Hancock                       5,000(5)     (4)
                        Edward R. Muller                    136,385(6)    1.22%
                        Gregory T. Parkos                    11,000(7)     (4)
                        Malcolm T. Stamper                    3,000(8)     (4)

                        EXECUTIVE OFFICERS
                        Joseph F. Alibrandi       (set forth above)
                        Lynne M. O. Brickner                  3,437(9)     (4)
                        Joseph F. Fernandes                  11,000(10)    (4)
                        Richard Levin                        74,498(11)    (4)
                        John K. Otto                         29,406(12)    (4)

                        All Directors and
                        Executive Officers
                        as a Group (13 persons)             822,109(13)   7.37%

SERIES D PARTICIPATING
 CONVERTIBLE PREFERRED
 STOCK (14)
                        Joseph F. Alibrandi                  577.18        100%

                        All Directors and
                        Executive Officers
                        as a Group (13 persons)              577.18        100%

--------
 (1) The number of outstanding stock options exercisable within 60 days of the Record Date held by any indicated person or group of persons are added to the shares of Common Stock actually outstanding as of the Record Date for the purpose of computing the percentage of outstanding shares owned by such person or such group of persons but not any other stockholder.

 (2) Includes 1,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

 (3) Includes 5,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

 (4) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

 (5) Includes 3,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

 (6) Includes 3,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Mr. Muller shares voting power and investment power with respect to 133,385 shares of Common Stock.

 (7) Includes 1,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

 (8) Represents 3,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

 (9) Includes 3,334 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 103 shares allocated to Ms. Brickner's account under the Company's Partnership Plan.

(10) Represents 11,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date.

(11) Includes 74,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 498 shares allocated to Mr. Levin's account under the Company's Partnership Plan.

(12) Includes 24,247 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes 2,159 shares allocated to Mr. Otto's account under the Company's Partnership Plan.

(13) Includes an aggregate of 149,581 shares issuable upon exercise of outstanding stock options exercisable within 60 days of the Record Date. Also includes an aggregate of 2,804 shares allocated to the accounts of executive officers who participate in the Company's Partnership Plan. Directors of the Company do not participate in such plan.

(14) Each share of Series D Preferred Stock, in connection with a qualifying transfer, will be automatically converted into 326.531 shares of Common Stock. A qualifying transfer occurs upon, among other things, any transfer of Series D Preferred Stock to any third party who is not an affiliate or employee of the Company (both before and immediately after giving effect to such transfer) or pursuant to a transaction available to all holders of Common Stock, including any tender or exchange offer to purchase shares of Common Stock or open market transaction.

  The Company has no reason to believe that the officers and directors of the Company did not have sole voting power and sole investment power with respect to the foregoing securities, except (i) with respect to shares of Common Stock beneficially owned under the Company's Partnership Plan, pursuant to which the trustee has the power to vote shares but seeks each participant's direction on voting; and (ii) as to which beneficial ownership, voting power or investment power is disclaimed or shared as described in the footnotes set forth above.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is a classified board presently consisting of seven directors. Directors are divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors. Class I, Class II and Class III directors hold office for "staggered" terms which expire, respectively, in 1999, 1997 and 1998, in each case until their respective successors are elected at the annual meeting of stockholders to be held in each such year. Persons elected as directors are elected for a term of three years.

  Shares represented by the enclosed proxy are intended to be voted, unless authority is withheld, for (i) the election of Jack L. Hancock and Edward R. Muller, who currently serve as Class II directors and who must therefore stand for election at the Annual Meeting of Stockholders to be held on April 4, 1997, and for (ii) the election of Malcolm T. Stamper, who currently serves as a Class I director but who was not eligible for election last year, for the balance of the term as a Class I Director. To the best of the Company's knowledge, Messrs. Hancock, Muller and Stamper are available to serve, and the other members of the Board of Directors named below who are not currently standing for election continue to be available to serve.

DIRECTORS

                                                                        CLASS
                    NAME AND RECENT                           DIRECTOR    OF
                  BUSINESS EXPERIENCE                     AGE  SINCE   DIRECTOR
                  -------------------                     --- -------- --------
Joseph F. Alibrandi                                       68    1970       I
Mr. Alibrandi was elected Chairman of the Board in 1985
 and was Chief Executive Officer from 1974 until Decem-
 ber 31, 1994. From 1970 until his election as Chairman
 of the Board of Whittaker, he served as President of
 the Company. He was elected President again in 1991 and
 served in such capacity until 1993. He became Chief Ex-
 ecutive Officer and President of the Company again in
 September 1996. Since 1991, he also has been Chairman
 of the Board of BioWhittaker, Inc. He was
 BioWhittaker's Chief Executive Officer from 1991 to
 1992.
George H. Benter, Jr.                                     55    1989     III
Since 1992, Mr. Benter has been President and Chief Op-
 erating Officer of City National Bank. From 1991 until
 1992, he was Vice Chairman and Chief Credit Officer of
 Security Pacific Corporation (which merged in 1992 with
 BankAmerica Corporation). From 1987 until 1991, he was
 Vice Chairman of Security Pacific National Bank (which
 merged in 1992 with Bank of America N.T.&S.A.), and
 held numerous other positions with Security Pacific
 prior to 1987. . +
George Deukmejian                                         68    1996     III
Since 1991, Mr. Deukmejian has been a partner of Sidley
 & Austin, Los Angeles, California. From 1983 to 1991 he
 served as the Governor of the State of California.*
Jack L. Hancock                                           66    1993      II
Mr. Hancock retired from Pacific Bell as Executive Vice
 President, Marketing and Sales in 1993. He joined Pa-
 cific Bell in 1988 as Vice President for Systems Tech-
 nology, was promoted in 1990 to Executive Vice Presi-
 dent of the Product and Technology Support Group, a po-
 sition he held until 1993. Mr. Hancock is a retired Ma-
 jor General of the United States Army. . +

                                                                        CLASS
                    NAME AND RECENT                           DIRECTOR    OF
                  BUSINESS EXPERIENCE                     AGE  SINCE   DIRECTOR
                  -------------------                     --- -------- --------
Edward R. Muller                                          44    1993      II
Since 1993, Mr. Muller has been President and Chief Ex-
 ecutive Officer of Edison Mission Energy. From 1992 un-
 til 1993, he was the Company's Chief Financial Officer.
 He served as the Company's Chief Administrative Officer
 from 1988 until 1992. Mr. Muller was appointed General
 Counsel and elected Vice President and Secretary of the
 Company in 1985, and served in such capacities until
 1993. From 1991 until 1993, Mr. Muller was also Vice
 President, General Counsel and Secretary of
 BioWhittaker, Inc..*
Gregory T. Parkos                                         66    1984     III
Mr. Parkos joined the Company in 1979 and was elected a
 Vice President in 1980. He was named an Executive Vice
 President and elected to the Board of Directors in
 1984. He was President and Chief Operating Officer of
 the Company from 1985 until his retirement as an offi-
 cer in 1991.*
Malcolm T. Stamper                                        71    1993       I
Since 1990, Mr. Stamper has been Chairman of the Board,
 Chief Executive Officer and Publisher of Storytellers
 Ink Publishing Co. From 1985 until his retirement in
 1990, he was Vice Chairman of The Boeing Company. He
 was Boeing's President from 1972 until 1985.+

-------
 .  Member of the Audit Committee of the Board of Directors.
+  Member of the Compensation and Stock Option Committee of the Board of
   Directors.
* Member of the Nominating and Governance Committee of the Board of Directors.

  The directors serve on the boards of directors of other publicly held companies as follows: Mr. Alibrandi--BankAmerica Corporation, BioWhittaker, Inc., Burlington Northern Santa Fe Corporation, Catellus Development Corporation and Jacobs Engineering Group Inc.; Mr. Benter--City National Bank and The Wet Seal, Inc.; Mr. Deukmejian--Burlington Northern Santa Fe Corporation and Health Systems International; Mr. Hancock--Union Bank of California; Mr. Muller--Global Marine, Inc. and Oasis Residential, Inc.; Mr. Parkos--Cookson PLC; and Mr. Stamper--Chrysler Corporation and Esterline Corporation.

  The Board of Directors held 11 meetings during fiscal 1996. Attendance of the Company's directors at all Board and committee meetings during the year was 100%, with each director attending all of the meetings of the Board and committees on which he served. Directors are reimbursed for travel and other expenses related to attendance at Board and committee meetings.

  Directors who are executive officers receive no compensation for Board and committee services. Other directors (excluding Mr. Alibrandi) receive annual fees of $20,000 for serving on the Board of Directors, annual fees of $2,500 per committee for serving on various committees, and an additional fee of $750 per day for participation in meetings of the Board and its committees, except for telephonic meetings having a duration of less than 30 minutes. Prior to October 1, 1996, Mr. Alibrandi received an annual fee of $30,000 for serving as Chairman of the Board, no annual fee for service on committees, and an additional fee of $1,500 per day for participation in meetings of the Board and its committees, except for telephonic meetings having a duration of less than 30 minutes. For his service as Chairman of the Board, Mr. Alibrandi was paid $1,500 for each day that he devoted a substantial portion of his time to the business and affairs of the Company. Effective October 1, 1996 and following Mr. Alibrandi's election as an executive officer of the Company, none of these fees was accrued or paid to Mr. Alibrandi. Mr. Alibrandi's aggregate fees and other compensation during fiscal 1996 (which could not exceed $200,000) were $186,000. Mr. Alibrandi also was entitled as Chairman to reimbursement for certain expenses.

  The Audit Committee, which met five times during fiscal 1996, reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditor, the scope of audit procedures, the nature of services to be performed for the Company by, and the fees to be paid to, the independent auditor, the performance of the Company's independent and internal auditors, and the accounting practices of the Company.

  The Compensation and Stock Option Committee, which met eight times during fiscal 1996, has been delegated the functions of the Board with respect to the compensation of executive officers and the administration of the Company's stock-based plans, including the granting of stock options and restricted stock.

  The Nominating and Governance Committee, which met twice during fiscal 1996, recommends nominees for election as directors at annual meetings of stockholders and to fill vacancies which may occur between annual meetings. The Committee considers as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Committee in care of the Secretary of the Company. The Committee also considers various other matters pertaining to corporate responsibility.

EXECUTIVE COMPENSATION

  The following report of the Compensation and Stock Option Committee and the performance graph included elsewhere in this proxy statement shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

  Board Compensation Committee Report on Executive Compensation. The Compensation and Stock Option Committee (the "Committee") is composed entirely of outside directors. The Committee is responsible, among other things, for setting the compensation of executive officers, including any stock-based awards to executive officers under the Company's Long-Term Stock Incentive Plan (1989). The current members of the Committee are Messrs. Benter, Hancock and Stamper.

  The Committee seeks to compensate executive officers to achieve the primary goal of the Company's stockholders: increased share value. Thus, a substantial portion of the cash compensation of each executive officer is contingent upon the Company's performance. Bonuses may, therefore, be substantial, may vary significantly for an individual from year to year, and may vary significantly among the executive officers. Another significant form of the compensation of executive officers is the granting of stock options to purchase the Company's Common Stock, which become exercisable upon the earlier to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days, (ii) the expiration of five years following the date of grant, or (iii) certain changes in control of the Company. For those executive officers who are division managers, stock options become exercisable upon (i) the attainment of preestablished performance targets, (ii) the expiration of five years following the date of grant or
(iii) certain changes in control of the Company. In the past, restricted stock grants also were a significant part of the compensation of some of the executive officers. However, restricted stock grants are no longer issued to executive officers.

  For fiscal 1996, the Committee set salaries in December 1995. In recognition of Mr. Brancati's promotion to Chief Executive Officer of the Company and his performance during fiscal 1995, the Committee increased Mr. Brancati's base annual salary effective January 1, 1996. The salaries of the other executive officers were individually evaluated by the Committee, with the advice of Mr. Alibrandi and Mr. Brancati (except as to himself), in light of each individual's responsibilities for fiscal 1996 and performance during fiscal 1995.

  In December 1995, the Committee, with advice from Messrs. Alibrandi and Brancati, also established targets and operating goals, the achievement of which would be considered in determining payments of bonuses to executive officers with respect to the Company's fiscal 1996 performance. Such targets and goals included the achievement of both financial results and operating objectives for the Company. For fiscal 1996, the Committee concluded that the targets and goals had not been achieved and, accordingly, no cash bonuses were awarded to executive officers.

  In September 1996, Mr. Brancati resigned and Mr. Alibrandi was elected Chief Executive Officer and President. At that time, the Committee set Mr. Alibrandi's salary for the remainder of fiscal 1996.

  The Committee made grants of stock options to all executive officers of the Company during fiscal 1996 except Mr. Alibrandi, who had retired as Chief Executive Officer at the time the grants were made in December 1995 and Ms. Brickner, who was elected an executive officer in October 1996. The Committee made the grants, with the advice of Mr. Brancati (except as to himself), on the basis of each individual's performance and impact on the Company's results.

  Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of preestablished objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of 162(m)). All of the members of the Committee qualify as "outside directors".

  The Committee has considered these requirements and the regulations under 162(m). Although the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Committee has established executive officer compensation programs such as stock option grants that will maximize the Company's federal income tax deductions for compensation expense. The Committee believes that the Company's current compensation arrangements, which are primarily based on performance measures which are expected to be reflected in increased stockholder value, are appropriate and in the best interests of the Company and its stockholders. The Committee also believes there are circumstances in which the Company's and stockholders' interests may be best served by providing compensation that may not be fully deductible for federal tax purposes, and that under such circumstances (which include changes in tax laws) the Committee would not anticipate making significant changes in the practices and philosophy underlying its executive compensation program.

          GEORGE H. BENTER, JR.  JACK L. HANCOCK  MALCOLM T. STAMPER

  Compensation Committee Interlocks and Insider Participation. Messrs. Benter, Hancock and Stamper comprise the Compensation and Stock Option Committee. None of these directors is or has been an officer or employee of the Company. During fiscal 1996, no executive officer of the Company served as a member of a compensation committee or as a director of another entity of which any executive officer served as a member of the Company's Compensation and Stock Option Committee or Board of Directors.

  Compensation. The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company by each of the named executive officers for the fiscal years ended October 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                --------------------------------
                                     ANNUAL COMPENSATION               AWARDS            PAYOUTS
                               -------------------------------- ---------------------    -------
                                                         OTHER
          NAME                                          ANNUAL  RESTRICTED SECURITIES            ALL OTHER
          AND                                           COMPEN-   STOCK    UNDERLYING     LTIP    COMPEN-
       PRINCIPAL                                        SATION   AWARD(S)   OPTIONS      PAYOUTS  SATION
        POSITION          YEAR SALARY($)(1) BONUS($)(2)   ($)      ($)        (#)          ($)    ($)(3)
       ---------          ---- ------------ ----------- ------- ---------- ----------    ------- ---------
Joseph F. Alibrandi       1996    40,192          --      --       --         1,000(5)     --      1,154(6)
Chairman, Chief           1995    84,654          --      --       --           --         --        673
 Executive Officer        1994   359,347      450,000     --       --           --         --      5,775
 and President(4)

Lynne M. O. Brickner      1996   152,895          --      --       --           --         --        166
 Vice President           1995    17,307       10,000     --       --         5,000        --        --
 and Secretary(7)

Joseph F. Fernandes       1996   181,170      454,200     --       --        12,000        --      2,365
 President, Whittaker     1995   158,283      374,250     --       --        12,000        --      2,797
 Aerospace(8)             1994   150,010      466,000     --       --         3,000        --      2,596

Richard Levin             1996   229,284          --      --       --        12,000        --      6,235
 Vice President and       1995   212,005      200,000     --       --        12,000        --      2,595
 Chief Administrative     1994    93,771       75,000     --       --        50,000        --        --
 Officer(9)

John K. Otto              1996   117,462          --      --       --         6,000        --      4,509
Vice President            1995   110,926       45,000     --       --         4,000        --      4,254
 and Treasurer            1994   102,236       45,000     --       --         2,000        --      2,488

Thomas A. Brancati        1996   418,718          --      --       --        25,000(11)    --      3,028
 President, Chief Execu-  1995   349,761      425,000     --       --       100,000(11)    --      2,399
 tive Officer and Chief   1994   255,750      350,000     --       --        50,000        --      4,620
 Operating Officer(10)

Jack C. Cannady           1996   187,161          --      --       --        12,000        --      4,550
 Vice President(12)       1995   185,386      155,000     --       --        12,000        --      3,708
                          1994   161,648      130,000     --       --         3,000        --      3,356

--------
 (1) Amounts represent cash compensation earned and received by executive officers.

 (2) Amounts represent cash bonuses which were accrued during the fiscal year shown but paid subsequent to the end of such fiscal year.

 (3) Unless otherwise noted, the amounts shown in this column constitute contributions by the Company under the Company's Partnership Plan, a defined contribution plan, for the benefit of the named executive officers.

 (4) Mr. Alibrandi became Chief Executive Officer and President of the Company in September 1996.

 (5) Mr. Alibrandi retired as Chief Executive Officer of the Company in December 1994. On December 29, 1995, Mr. Alibrandi was granted options to purchase 1,000 shares under the 1992 Stock Option Plan for Non Employee Directors.

 (6) In addition, Mr. Alibrandi continues to receive retirement benefits under the Whittaker Corporation Employee Pension Plan, the Supplemental Benefit Plan and the Excess Benefit Plan.

 (7) Ms. Brickner became an executive officer of the Company in October 1996 and joined the Company in September 1995.

 (8) Mr. Fernandes became President of Whittaker Aerospace in November 1995 and was President of Whittaker Controls, Inc. since 1992.

 (9) Mr. Levin joined the Company in May 1994, at which time he was appointed an executive officer.

(10) Mr. Brancati resigned as an executive officer of the Company in September 1996.

(11) Cancelled in October 1996.

(12) Mr. Cannady resigned as an executive officer of the Company in October
     1996.

  Option Grants. The following table sets forth certain information concerning grants of options to purchase shares of Common Stock made by the Company to the named executive officers during fiscal 1996:

                               INDIVIDUAL GRANTS
-------------------------------------------------------------------------------

                            NUMBER OF
                           SECURITIES    PERCENT OF TOTAL
                           UNDERLYING    OPTIONS GRANTED    EXERCISE              GRANT DATE
                         OPTIONS GRANTED TO EMPLOYEES IN     PRICE     EXPIRATION  PRESENT
          NAME               (#)(1)        FISCAL YEAR    ($/SHARE)(2)    DATE     VALUE(4)
          ----           --------------- ---------------- ------------ ---------- ----------
Joseph F. Alibrandi.....      1,000               (3)       $21.750    12/29/2005  $  8,890
Lynne M. O. Brickner....        --             --               --            --        --
Joseph F. Fernandes.....     12,000(5)            (3)       $18.094    12/11/2005  $ 88,680
Richard Levin...........     12,000(6)            (3)       $18.094    12/11/2005  $ 88,680
John K. Otto............      6,000(6)            (3)       $18.094    12/11/2005  $ 44,340
Thomas A. Brancati......     25,000(7)            (3)       $18.094    12/11/2005  $184,750
Jack C. Cannady.........     12,000(6)            (3)       $18.094    12/11/2005  $ 88,680

--------
(1) The option price of each stock option which has been granted is not less than 100% of the market value of the Common Stock on the date of grant, and the term of each such option is 10 years, subject to earlier termination in certain events related to death, retirement or other termination of employment. Options become exercisable upon the earliest to occur of (i) the attainment of designated average closing prices of the Company's Common Stock over five consecutive trading days; (ii) the expiration of five years following the date of grant; or (iii) certain changes in control of the Company. Options granted to executive officers who are also division managers, such as Mr. Thurk and Mr. Fernandes, become exercisable upon the earliest to occur of (i) the attainment of certain operating profit and return on asset goals; (ii) the expiration of five years following the date of grant; or (iii) certain changes in control of the Company.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares and/or by offset of the underlying shares, subject to certain conditions.

(3) The number of options granted to such holder is less than 1% of the total options granted to all employees during fiscal 1996.

(4) Based upon the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize is based on the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price. There is no assurance that the actual realized value will be at or near the value estimated by the Black-Scholes model. Assumptions under the Black-Scholes model are: expected volatility of 33.5%; risk-free rate of return of 6.51%; dividend yield of 0%; and time of exercise at 5 years. No adjustments have been made for non-transferability or risk of forfeiture.

(5) At October 31, 1996, such option was not currently exercisable.

(6) At October 31, 1996, all of such option was currently exercisable.

(7) At October 31, 1996, all of such option was cancelled.

  Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning (i) the exercise of options to purchase shares of Common Stock during fiscal 1996, and (ii) the aggregate number of shares of Common Stock subject to options outstanding as of October 31, 1996, with respect to options granted to the named executive officers under the Company's stock option plans.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED OCTOBER 31, 1996 AND OCTOBER
                            31, 1996 OPTION VALUES

                                                    NUMBER OF
                                                   SECURITIES       VALUE OF
                                                   UNDERLYING   UNEXERCISED IN-
                                                   UNEXERCISED     THE-MONEY
                                                   OPTIONS AT      OPTIONS AT
                                                   OCTOBER 31,    OCTOBER 31,
                                                    1996 (#)        1996 (1)
                                                  ------------- ----------------
                       SHARES ACQUIRED   VALUED   EXERCISABLE/    EXERCISABLE/
        NAME           ON EXERCISE (#)  REALIZED  UNEXERCISABLE  UNEXERCISABLE
        ----           --------------- ---------- ------------- ----------------
Joseph F. Alibrandi..      651,934(2)  $1,790,978  1,000/     0        0/      0
Lynne M. O. Brickner.          --             --   3,334/ 1,666        0/      0
Joseph F. Fernandes..          --             --  11,000/26,000        0/$34,325
Richard Levin........          --             --  74,000/     0        0/      0
John K. Otto.........          --             --  24,247/     0 $ 87,773/      0
Thomas A. Brancati...          --             --  89,752/     0 $725,038/      0
Jack C. Cannady......          --             --  54,494/     0 $133,758/      0

--------

(1) Based on the difference between the average of the high and low market price of the Company's Common Stock on October 31, 1996 and the exercise price.

(2) Mr. Alibrandi used 104,003 previously owned shares to pay the exercise price, and he requested that the Company withhold 194,427 shares resulting from the exercise to satisfy tax withholding obligations. Accordingly, Mr. Alibrandi's net increase in share ownership resulting from the exercise was 457,507 shares.

  Company Performance. The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 Composite Index, the Dow Jones Aerospace and Defense Technology Sector Index, and the Dow Jones Communications Technology Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG WHITTAKER CORP., S&P 500 INDEX,
          D J AEROSPACE & DEFENSE AND D J COMM TECHNOLOGY EXCL AT&T

                        PERFORMANCE GRAPH APPEARS HERE

                                                      D J         D J COMM
Measurement Period        WHITTAKER      S&P          AEROSPACE   TECHNOLOGY
(Fiscal Year Covered)     CORP           500 INDEX    & DEFENSE   EXCL AT&T
-------------------       ----------     ---------    ----------  ----------
Measurement Pt-10/31/91   $100.00        $100.00      $100.00     $100.00
FYE  10/31/92             $102.22        $109.95      $ 93.37     $152.61
FYE  10/31/93             $116.67        $126.39      $124.64     $317.49
FYE  10/31/94             $164.44        $131.27      $149.50     $333.24
FYE  10/31/95             $176.67        $165.98      $228.03     $434.27
FYE  10/31/96             $125.56        $205.98      $323.97     $436.11

 * Assumes that the value of the investment in the Company's Common Stock and each index was $100 on October 31, 1991 and that all dividends, other than the extraordinary distribution described below, were reinvested. The Company has made an extraordinary distribution to stockholders of one share of BioWhittaker, Inc. Common Stock for each share of the Company's Common Stock in connection with the Company's 1991 spin off of its biotechnology business. Such distribution is calculated in the Company's cumulative total return consistently with the methodology employed by Standard and Poor's Corporation and Dow Jones & Company, Inc. in calculating cumulative total return when a similar distribution is made by companies included in the S&P 500 Composite Index and Dow Jones indices.

  The Company has historically used the Dow Jones Aerospace and Defense Technology Sector Index for performance comparison purposes. With the Company's recent expansion into the data networking and communications markets, however, the Company believes that the Dow Jones Communications Technology Index, which includes a broad range of communications and data networking companies, is more closely aligned with the Company's present businesses than just the Dow Jones Aerospace and Defense Technology Sector Index. Accordingly, the Company intends, for future performance comparison purposes, to include the Dow Jones Communications Technology Index together with the Dow Jones Aerospace and Defense Technology Sector Index.

  Employees' Pension Plan. The Company maintains the Employees' Pension Plan for the benefit of all eligible employees, including executive officers. Directors of the Company who are not also employees do not participate in the Employees' Pension Plan. The Employees' Pension Plan is a tax-qualified, Company funded plan subject to the provisions of the Employee Retirement Income Security Act of 1974. Company contributions to the Employees' Pension Plan are actuarially determined, and benefits are computed based upon years of service and remuneration. As a result of an amendment to the Employee's Pension Plan, effective October 31, 1994 benefits were "frozen" for all participants in the plan: adjustments for changes in credited years of service ceased on October 31, 1994, and adjustments for changes in remuneration ceased on December 31, 1994.

  The Internal Revenue Code (the "Code") limits the annual benefits which may be paid from a tax-qualified retirement plan. The Company has adopted various supplemental plans for the benefit of executive officers which authorize the payment of benefits in excess of the limits imposed by the Code. Under such plans, aggregate pension benefits for executive officers are equal to the excess of (i) the annual benefits which would be payable pursuant to the Employees' Pension Plan without regard to the limitations under the Code or to a formula change under the Employees' Pension Plan which took effect on January 1, 1989; over (ii) the amounts actually payable under the Employees' Pension Plan. These supplemental plans were "frozen" as described in the preceding paragraph, and are hereinafter referred to as the frozen supplemental plans.

  The Company adopted a separate supplemental plan in 1996 which provides a targeted level of replacement income at retirement for selected executive officers of the Company. The target is 60% of compensation. The targeted benefit is offset by 50% of the Social Security benefit and all company provided qualified retirement plan benefits. The benefit is payable at age 65 in the form of a life annuity, and is reduced for less than 15 years of credited service. To the extent that the offsets exceed the targeted retirement income, the fixed components (Social Security and the company provided qualified retirement plan benefits) are still payable.

  The following table shows, for Messrs. Levin, Fernandes, Otto and Ms. Brickner, the estimated annual benefits payable under the supplemental plan, the Employees' Pension Plan, employer provided benefits under all other qualified retirement plans, and 50% of the Social Security retirement benefit. Mr. Cannady resigned as an employee of the Company in October 1996 and is not eligible for a benefit from the supplemental plan. These amounts are payable at age 65, including the effect of the freeze in benefits described above.

                                                        YEARS OF SERVICE
                  FINAL AVERAGE                  -------------------------------
                   COMPENSATION                    5     10       15       20
                  -------------                  ----- ------- -------- --------
        $ 50,000...............................   $ 0  $10,000 $ 30,000 $ 30,000
          75,000...............................     0   15,000   45,000   45,000
         100,000...............................     0   20,000   60,000   60,000
         125,000...............................     0   25,000   75,000   75,000
         150,000...............................     0   30,000   90,000   90,000
         175,000...............................     0   35,000  105,000  105,000
         200,000...............................     0   40,000  120,000  120,000
         225,000...............................     0   45,000  135,000  135,000
         250,000...............................     0   50,000  150,000  150,000
         300,000...............................     0   60,000  180,000  180,000
         350,000...............................     0   70,000  210,000  210,000
         400,000...............................     0   80,000  240,000  240,000

  The compensation upon which annual benefits is based for active participants in the supplemental plan is the average of the highest annual compensation paid during any three consecutive years of employment with the

Company. For this purpose, compensation includes base compensation plus up to $100,000 annual bonus for division managers, and base compensation plus annual bonus for participants other than division managers.

  Compensation for determining benefits under the frozen supplemental plans was based on the provisions of the plans at the time the plans were frozen.

  The compensation upon which annual benefits is based for all participants in the Employees' Pension Plan is the average of the highest annual cash compensation paid during five consecutive years within the final ten years of employment. For this purpose cash compensation includes salary and bonus but does not include the auto allowance component of salary or any compensation earned after December 31, 1994.

  Messrs. Levin, Fernandes, Otto and Ms. Brickner have approximately 2, 3, 13, and 1 years of service with the Company, respectively. Mr. Fernandes is a division manager. Retirement benefits are computed on a straight-life annuity basis. The benefits listed in the tables set forth above include retirement income from the supplemental retirement plan, the frozen Employees' Pension Plan, employer provided benefits under all other qualified retirement plans, and 50% of the Social Security retirement benefit. Messrs. Levin, Fernandes, Otto and Ms. Brickner have annual accrued frozen benefits in the Employees' Pension Plan of $0, $10,880, $24,176 and $0 payable at age 65.

  Mr. Cannady resigned as an employee of the Company in October 1996 with approximately 3 credited years of service under the Employees' Pension Plan, and will be eligible to receive at age 65 a retirement benefit from the Employees' Pension Plan of $12,900 per year.

  Mr. Brancati resigned as an executive officer of the Company in September 1996 with approximately 8 credited years of service under the Employees' Pension Plan, and will be eligible to receive at age 65 a retirement benefit under the Employees' Pension Plan and the supplemental plan equal to $20,488 per month. Mr. Brancati will continue as an employee of the Company until November 1997.

  Mr. Alibrandi retired from the Company on December 31, 1994 with approximately 25 years of service under the Employees' Pension Plan, and receives a retirement benefit under the Employees' Pension Plan and the frozen supplemental plans equal to $27,897 per month. Mr. Alibrandi returned to active service with the Company in September 1996. His retirement benefits are not affected by his return.

  Directors' Retirement Plan. Each director who is not an employee of the Company is paid upon the director's retirement from the Board of Directors, for the number of years equaling the director's years of service as a director, an annual payment in quarterly installments in an amount equal to the lesser of (i) one and one-half times the basic annual fee (currently $20,000) payable during the last year of the director's service, or (ii) the total fees actually paid during the last twelve months of the director's service. No payments are paid after the death of a director except to a director's surviving spouse. Death while serving as a director is treated as retirement for purposes of the Directors' Retirement Plan.

  Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors. The purposes of the Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors (the "Directors Plan") are to attract and retain highly qualified individuals to serve as directors of the Company, to encourage such directors to acquire an equity interest in the Company in order to align more closely the interests of such directors with those of the Company's stockholders, and to compensate such directors for their contributions to the Company's growth and profitability.

  Each director of the Company who is not an employee of the Company or any of the Company's affiliates is an eligible director under the Directors Plan. There are currently six eligible directors: Messrs. Benter, Deukmejian, Hancock, Muller, Parkos and Stamper.

  On December 31, 1996, each director who was then an eligible director was granted an option under the Directors Plan to purchase 1,000 shares of the Company's Common Stock at a purchase price of $13.25 per share, the fair market value on the date of grant. Recipients of such options were Messrs. Benter, Deukmejian, Hancock, Muller, Parkos and Stamper. On the last business day of December of each year occurring on or before the earlier to occur of
(i) the first business day in January in the year 2001 and (ii) the date the shares of the Company's Common Stock are delisted from the New York Stock Exchange, each eligible director, as of each such date, shall be granted an option to acquire 1,000 shares of the Company's Common Stock. In each case the purchase price per share under an option shall be the per share fair market value on the date of grant. Options become exercisable six months from the date of grant, and each option expires on the earlier to occur of (x) 10 years from its date of grant, and (y) one year from the date of termination of service as an eligible director.

  A total of 50,000 shares of the Company's Common Stock may be subject to options granted under the Directors Plan.

  In January 1997, the Board of Directors approved amendments to the Directors Plan and to the Directors' Retirement Plan which are designed to align the interests of the directors more directly with those of the Company's stockholders by the issuance of stock options to directors and the termination of the Directors' Retirement Plan. Such amendments are subject to ratification by stockholders and are discussed more fully below in the description of the Amended and Restated 1992 Stock Option Plan for Non-Employee Directors.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

  Based solely on the Company's review of copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners have complied with all filing requirements applicable to them except as follows. Two former executive officers of the Company, Mr. Brancati and Mr. Cannady, were required under regulations that became effective August 15, 1996 to report on Form 4 any transactions in the Company's shares during the six-month period following the date of such officer's resignation. Mr. Brancati and Mr. Cannady each inadvertently failed to file a Form 4 by the required dates and, when such errors were discovered, corrected the omissions on a Form 4 filed in January 1997 for sales of shares, and exercise of stock options and subsequent sales of shares during the months of October and December 1996, respectively, by Mr. Brancati and on a Form 4 filed in January 1997 for exercise of stock options and subsequent sales of shares during the month of November 1996 by Mr. Cannady.

   RATIFICATION OF THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN FOR NON-
                              EMPLOYEE DIRECTORS

  On January 24, 1997, the Company's Board of Directors adopted the Amended and Restated 1992 Stock Option Plan for Non-Employee Directors of Whittaker Corporation (the "Directors Plan").

  The principal purposes of the Directors Plan are to attract and retain highly qualified individuals to serve as directors of the Company, to encourage non-employee directors to acquire an equity interest in the Company in order to align more closely the interests of directors with those of the Company's stockholders and to compensate non-employee directors for their contributions to the Company's growth and profitability. As discussed below, the Directors Plan, as amended, is also intended to replace compensation which will no longer be accrued for the benefit of the Company's non-employee directors under the Company's Directors' Retirement Plan, which will be terminated upon stockholder approval of the amendments to the Directors Plan.

  The principal features of the Directors Plan are summarized below, but the summary is qualified in its entirety by reference to the Directors Plan itself. A copy of the Directors Plan, as amended and restated, is attached at Annex I.

SHARES AUTHORIZED UNDER DIRECTORS PLAN

  Under the Directors Plan as amended, not more than 150,000 shares of the Company's Common Stock ("Common Stock") are authorized for issuance upon exercise of options. On February 7, 1997, the closing price of a share of Common Stock on the New York Stock Exchange was $10.625.

  The shares of Common Stock available under the Directors Plan upon exercise of stock options may be either previously unissued shares or treasury shares. Subject to certain limitations, the Directors Plan provides for appropriate adjustments in the number and kind of shares issuable under the Directors Plan and outstanding option grants under the Directors Plan in the event that the Board of Directors determines that certain transactions with respect to the Company or the Common Stock affect the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Directors Plan. If any portion of a stock option terminates or lapses unexercised, the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the Directors Plan.

ELIGIBILITY

  Each director of the Company who is not an employee of the Company or any of its affiliates is an eligible director under the Directors Plan. There are currently six eligible directors under the Directors Plan: Messrs. Benter, Deukmejian, Hancock, Muller, Parkos and Stamper.

OPTION GRANTS

  Under the Directors Plan, as amended, on the date of each annual meeting of the Company's stockholders, each eligible director who is a member of the Board of Directors on such date is granted an option (the "Fixed Option") to acquire 1,000 shares of Common Stock and an option (the "Formula Option") to acquire a number of shares of Common Stock based upon the following formula:
150% of the director's base compensation as a member of the Board of Directors during the prior 12 month period, divided by the product of the fair market value of the Common Stock and a percentage based on the Black-Scholes option pricing model as applied to the Common Stock. The provisions of the Directors Plan relating to Formula Options were added to the Directors Plan by the 1997 Amendment and Restatement to replace future accruals of retirement benefits by the eligible directors under the Company's Directors' Retirement Plan, which will be terminated and all accruals for retirement benefits will be "frozen" effective as of the date of approval by the stockholders of the amendments to the Directors Plan. For example, if the Directors Plan, as amended, was in effect on December 31, 1996, and the annual stockholders meeting was held on that date, a director would have received a Fixed Option of 1,000 shares and a Formula Option of 4,000 shares, all exercisable at the fair market value of $12.63 per share in lieu of an annual payment of $30,000 (if 1996 was his last year of service) for the number of years he has served as a director under the Directors' Retirement Plan.

TERMS OF OPTIONS

  The per share exercise price for each option granted under the Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant and each option has a ten-year term, subject to earlier expiration one year after the date upon which a Director's status as an eligible director under the Directors Plan terminates for any reason, including death. Fixed Options granted under the Directors Plan are not exercisable until six months after the date of grant and Formula Options are not exercisable until one year after the date of grant, except that in the event of a director's death, all of the director's outstanding options are then immediately exercisable. Options granted under the Directors Plan may be exercised by payment in cash, cash equivalents or in shares of Common Stock, based upon the fair market value of any such non-cash consideration on the date of exercise.

FEDERAL INCOME TAX CONSEQUENCES

  For Federal income tax purposes, directors who are granted options under the Directors Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of an option a director will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock at the date of exercise. A director's basis for the Common Stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date of exercise of the options.

REASONS FOR ADOPTION OF DIRECTORS PLAN AMENDMENT

  The Board of Directors has determined that it is advisable to provide additional stock-based incentive compensation to the Company's non-employee directors, thereby further aligning the interests of such directors directly with those of the stockholders, and that awards under the Directors Plan, as amended, are an effective means of providing such compensation. In addition, the Board of Directors has determined that it is advisable for the Company to terminate the Company's Directors' Retirement Plan, which will occur as of the date of approval by the stockholders of the amendments to the Directors Plan, and to replace the cash compensation payable under said plan with options under the Directors Plan. In order to accomplish the foregoing objectives, the Board of Directors has determined that it would be advisable to amend the Directors Plan to provide for grants of Formula Options and to increase the number of shares of Common Stock subject to options under the Directors Plan from 50,000 shares to 150,000 shares. Therefore, the Board of Directors recommends that the Directors Plan, as amended, be approved, and that 150,000 shares of Common Stock be reserved for issuance on exercise of options thereunder.

REQUIRED VOTE FOR APPROVAL

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the Directors Plan, as amended and restated.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE DIRECTORS PLAN AS SO AMENDED AND RESTATED.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

  In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor for the Company should be submitted to the Company's stockholders for ratification on an annual basis. The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending October 31, 1997, subject to ratification by the Company's stockholders. Ernst & Young conducted the audit of the Company's financial statements for the fiscal year ended October 31, 1996. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditor for the fiscal year ending October 31, 1997. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event the Board of Directors determines that the interests of the Company require such a change.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997.

       STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  Stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's executive offices at 1955 North Surveyor Avenue, Simi Valley, California 93063 by October 31, 1997 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING

  As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business properly shall come before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        /s/ Lynne M.O. Brickner
                                        ----------------------------------
                                                     Secretary

February 24, 1997

                                                                        ANNEX I

                             WHITTAKER CORPORATION

                AMENDED AND RESTATED 1992 STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS

  SECTION 1. Purpose. The purposes of the Plan are to attract and retain highly qualified individuals to serve as directors of the Company, to encourage non-employee directors to acquire an equity interest in the Company in order to align more closely the interests of directors with those of the Company's stockholders, and to compensate non-employee directors for their contributions to the Company's growth and profitability.

  SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

  "Board" shall mean the Board of Directors of the Company.

  "Business Day" shall mean any day except a Saturday, Sunday or other day on which the New York Stock Exchange is authorized by law to close.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Company" shall mean Whittaker Corporation, and any successor thereto.

  "Eligible Director" shall mean each director of the Company who is not an employee of the Company or any of its affiliates.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" shall mean, (i) with respect to the Shares, as of any date, the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange and
(ii) with respect to any property other than the Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

  "Option" shall mean either a "Fixed Option" or a "Formula Option" granted under Section 5 of the Plan.

  "Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

  "Participant" shall mean any Eligible Director granted an Option under the Plan.

  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

  "Plan" shall mean this Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors, as amended and restated on January 24, 1997.

  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                                     A-I-1

  "Shares" shall mean the common shares of the Company, $.01 par value.

  "Termination Date" shall mean the earlier to occur of (i) the first business day in January of the year 2007 and (ii) the date the Shares are de-listed from the New York Stock Exchange.

  SECTION 3. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

  SECTION 4. Shares Available for Options.

  (a) Shares Available. Subject to adjustment as provided in Section 4(b):

    (i) Calculation of Number of Shares Available. The number of Shares with respect to which Options may be granted under the Plan shall be one hundred and fifty thousand (150,000). If, after the effective date of the Plan, any Shares covered by an Option granted under the Plan are forfeited, or if an Option otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Option, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options may be granted.

    (ii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

  (b) Adjustments. The number and type of Shares with respect to which Options may be granted, the number and type of Shares subject to each Option to be granted, the number and type of Shares subject to outstanding Options, and the grant or exercise price with respect to any Option shall be appropriately adjusted by the Board in order to prevent reduction or enlargement of the benefits of Options that would otherwise result from any extraordinary dividend or other distribution (whether in the form of cash, securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, issuance of warrants or other rights to purchase Shares, at a price below fair market value or other similar corporate event.

  SECTION 5. Options.

  (a) Fixed Options. On the date of each annual meeting of the Company's stockholders, each Eligible Director who is a member of the Board on such date shall be granted an Option (the "Fixed Option") to acquire one thousand (1,000) Shares.

  (b) Formula Options. On the date of each annual meeting of the Company's stockholders, each Eligible Director who is a member of the Board on such date shall be granted an Option (the "Formula Option") to acquire a number of Shares based upon the following formula: (x) one hundred fifty percent (150%) of the Eligible Director's basic annual fee as a member of the Board for the twelve (12) month period beginning upon the date of grant of such Option, divided by (y) the product of the "Black-Scholes Percentage" (as defined below) and the Fair Market Value of a Share on the date of grant of such Option. For the purposes of the foregoing formula, the "Black-Scholes Percentage" shall be the percentage obtained by dividing (x) the value of a Formula Option, as determined by the Board, for one (1) Share under the Black-Scholes option pricing model using the historical price volatility of the Shares during the five (5) year period immediately preceding the date of the grant of such Option, by (y) the Fair Market Value of one (1) Share on the date of grant of such Option.

                                     A-I-2

  (c) Exercise Prices. The exercise price per Share under an Option shall be the per Share Fair Market Value on the date of grant of such Option.

  (d) Time and Method of Exercise. Except in the case of the death of a Participant, any Fixed Option granted pursuant to the Plan shall not be exercisable until the date which is six months from the date of grant of such Option. Except in case of the death of a Participant, any Formula Option granted pursuant to the Plan shall not be exercisable until the date which is one (1) year from the date of grant of such Option. In the case of the death of a Participant, any Fixed Option or Formula Option held by such Participant that is not then exercisable shall be immediately exercisable.

  (e) General.

    (i) Limits on Transfer of Options.

      (A) Each Option and each right under any Option, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative.

      (B) No Option and no right under any such Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale transfer or encumbrance.

    (ii) Term of Options. Subject to Section 5(c)(v), each Option shall expire ten years from its date of grant.

    (iii) Share Certificate. Certificates for Shares to which a Participant is entitled pursuant to the exercise of any Option shall not be delivered until the Board determines that such delivery will comply with all applicable rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are then listed, and any applicable federal or state laws. Upon delivery, all such certificates shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or such rules, regulations, requirements and laws. The Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (iv) Delivery of Shares and Payment of Participant of Consideration. No Shares shall be delivered pursuant to the exercise of any Option until payment in full of any amount required to be paid pursuant to the Plan or the applicable Option Agreement is received by the Company. The holder may make such payment in cash, cash equivalents or, in whole or in part, in Shares; provided that the combined value of any cash or cash equivalents and the Fair Market Value of any Shares tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan and the applicable Option Agreement to the Company.

    (v) Termination of Service. If a Participant's service as an Eligible Director is terminated for any reason, including death, any Option held by such Participant shall remain exercisable for one (1) year after such termination, but in no event beyond the expiration date of such Option. Upon the expiration of such one (1) year period, any unexercised Options held by such Participant shall be canceled.

                                     A-I-3

  SECTION 6. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan; provided that any such amendment, alteration, suspension, discontinuation, or termination that would materially impair the rights of any Participant or a beneficiary thereof as to any outstanding Option shall not to that extent be effective without the approval of the affected Participant or beneficiary; and provided further that notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

    (i) increase the total number of Shares available for Options under the Plan, except as provided in Section 4 of the Plan;

    (ii) permit Options encompassing rights to purchase Shares to be granted with per Share exercise or purchase prices of less than the Fair Market Value of a Share on the date of grant thereof; or

    (iii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

  (b) Correction of Defects, Omissions and Inconsistencies. Subject to Section 6(a), the Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option or Option Agreement in the manner and to the extent it shall deem necessary to carry the Plan into effect. In the event of a conflict between any term or provision contained in an Option or an Option Agreement and a term or provision contained in the Plan, the applicable terms and conditions of the Plan shall govern and prevail.

  SECTION 7. General Provisions.

  (a) Withholding. The Company is hereby authorized to withhold from any transfer of Shares pursuant to the exercise of an Option or from any compensation or other amount owing to a Participant the amount (in cash, Shares or other property) of any applicable withholding taxes in respect of the exercise of an Option or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the foregoing, a Participant may elect to satisfy any tax withholding obligations that may arise upon the exercise of an Option by directing the Company to withhold a number of Shares otherwise deliverable upon such exercise having a Fair Market Value equivalent to the amount of such obligation.

  (b) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

  (c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

  (d) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to

                                     A-I-4
conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

  (e) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company.

  (f) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (g) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  SECTION 8. Effective Date of Plan. The Plan was effective as of June 28, 1991, and was approved by the Company's stockholders at their annual meeting on March 27, 1992. The Amended and Restated Plan shall be effective as of January 1, 1997, subject to approval by the Company's stockholders at their annual meeting on April 4, 1997. In the event the Company's stockholders do not so approve the Amended and Restated Plan, the Plan, as approved by the Company's stockholders at their annual meeting on March 27, 1992, shall remain in full force and effect, and the Amended and Restated Plan shall be of no further force or effect.

                                     A-I-5

--------------------------------------------------------------------------------
                                                                Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]

1. ELECTION OF DIRECTORS                                      2. Proposal to ratify           3. Proposal to ratify the appointment
    FOR              WITHHOLD       The Board of                 amendments to the Company's     of Ernst & Young LLP as the
the nominees         AUTHORITY      Directors recommends a       1992 Stock Option Plan          Company's Independent Auditor for
   listed         to vote for the   vote "FOR" the nominees      for Nonemployee Directors.      the fiscal year ending October 31,
   below            listed below    listed below.                The Board of Directors          1997.
    [_]                 [_]                                      recommends                      The Board of Directors recommends a
                                                                 a vote "FOR"                    vote "FOR" the ratification of
Nominees: Jack L. Hancock, Edward R. Muller,                     the ratification                Proposal 3.
          Malcolm T. Stamper                                     of Proposal 2.

Instruction: To withhold authority to vote for any               FOR  AGAINST  ABSTAIN                 FOR  AGAINST  ABSTAIN
             nominee, strike a line through that                 [_]    [_]      [_]                   [_]    [_]      [_]
             nominee's name.
                                                              4. In their discretion, the
                                                                 proxies are a authorized
                                                                 to vote upon such other
                                                                 business as properly may
                                                                 come before the meeting.

                                    If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder. If or to the extend directions are not given, such shares will be voted for the election as directors of the nominees named hereon, ratification of amendments to the Company's 1992 Stock Option Plan for Nonemployee Directors and for ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending October 31, 1997.

                                    Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing Zip Code number.

                                    --------------------------------------------

                                    --------------------------------------------
                                                                    Zip Code No.

Signature(s) _________________ Signature(s)___________________Dated ______, 1997

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                               Admission Ticket
                                Annual Meeting
                                      of
                      Whittaker Corporation Stockholders

                             Friday, April 4, 1997
                                  10:00 a.m.
                          Radisson Simi Valley Hotel
                               999 Enchanted Way
                            Simi Valley, California

--------------------------------------------------------------------------------

                          WHITTAKER CORPORATION PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph F. Alibrandi and Lynne M.O. Brickner, or either of them, the proxy or proxies of the undersigned with power of substitution, to vote all shares of stock of Common Stock of Whittaker Corporation held of record by the undersigned as of February 7, 1997 at the Annual Meeting of Stockholders of Whittaker Corporation to be held on Friday, April 4, 1997 at 10:00 A.M., and at any adjournment or adjournments thereof, as indicated on the reverse side hereof.

                          (Continued on reverse side)

 PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                                                    Annual
                                                    Meeting of
WHITTAKER CORPORATION                               Stockholders

                                                    April 4, 1997, 10:00 a.m.
                                                    Radisson Simi Valley Hotel
                                                    999 Enchanted Way
                                                    Simi Valley, California

--------------------------------------------------------------------------------
                                                                Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]

1. ELECTION OF DIRECTORS                                      2. Proposal to ratify           3. Proposal to ratify the appointment
    FOR              WITHHOLD       The Board of                 amendments to the Company's     of Ernst & Young LLP as the
the nominees         AUTHORITY      Directors recommends a       1992 Stock Option Plan          Company's Independent Auditor for
   listed         to vote for the   vote "FOR" the nominees      for Nonemployee Directors.      the fiscal year ending October 31,
   below            listed below    listed below.                The Board of Directors          1997.
    [_]                 [_]                                      recommends                      The Board of Directors recommends a
                                                                 a vote "FOR"                    vote "FOR" the ratification of
Nominees: Jack L. Hancock, Edward R. Muller,                     the ratification                Proposal 3.
          Malcolm T. Stamper                                     of Proposal 2.

Instruction: To withhold authority to vote for any               FOR  AGAINST  ABSTAIN                 FOR  AGAINST  ABSTAIN
             nominee, strike a line through that                 [_]    [_]      [_]                   [_]    [_]      [_]
             nominee's name.


                                    I understand that in the absence of
                                    instructions you will vote the shares
                                    represented by this proxy on the listed
                                    proposals and on other business which
                                    properly may come before the meeting
                                    proportionately in the same manner as those shares for which instructions are received.

                                    Please sign exactly as your name or names appear. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing Zip Code number.

                                    --------------------------------------------

                                    --------------------------------------------
                                                                    Zip Code No.

Signature(s) _________________ Signature(s)___________________Dated ______, 1997

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                               ----------------
                               Admission Ticket
                               ----------------
                                Annual Meeting
                                      of
                      Whittaker Corporation Stockholders

                             Friday, April 4, 1997
                                  10:00 a.m.
                          Radisson Simi Valley Hotel
                               999 Enchanted Way
                            Simi Valley, California

--------------------------------------------------------------------------------

                             WHITTAKER CORPORATION

                           PARTNERSHIP PLAN ("PLAN")
                               INSTRUCTION CARD

     TO: THE CHARLES SCHWAB TRUST COMPANY ("SCHWAB"), TRUSTEE UNDER THE PLAN

     Schwab is hereby instructed to vote the appropriate number of shares of Whittaker Corporation Common Stock which represents my proportionate interest in the Plan at the Annual Meeting of Stockholders of Whittaker Corporation to be held on April 4, 1997 at 10:00 A.M., and at any adjournment or adjournments thereof, with respect to the proposals listed on the reverse side hereof.

                        (Continued on reverse side)

 PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                Annual
                                                Meeting of
WHITTAKER CORPORATION                           Stockholders

                                                April 4, 1997, 10:00 a.m.
                                                Radisson Simi Valley Hotel
                                                999 Enchanted Way
                                                Simi Valley, California